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                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                               FORM 8-K

                             CURRENT REPORT


                 PURSUANT TO SECTION 13 OR 15(D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (Date of earliest event reported): MARCH 14, 1995

                           SPEC'S MUSIC, INC.
           (Exact name of registrant as specified in its charter)

       FLORIDA                 0-14323                    59-1362127
 (State or other juris-      (Commission                (IRS Employer
diction of incorporation)    File Number)           Identification Number)

1666 N.W. 82ND AVENUE, MIAMI, FLORIDA                       33126
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (305) 592-7288

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       (Former name or former address, if changed since last report)

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

Item 5. Other Events.

     On March 14, 1995, Spec's Music, Inc. issued a press release the text of which was in relevant part as follows:

          Spec's Music, Inc. (NASDAQ:SPEK), announced today that it has ended its exploration of the sale of the Company, one of Florida's leading specialty retailers.

          "After reviewing our options, the Board of Directors decided that at this time the shareholders' interests would be best served by Spec's remaining an independent company," stated Ann Spector Lieff, President and Chief Executive Officer.

          "We continue to explore appropriate courses of action that will enhance the Company's value," she said, adding that, "This includes a review of our current operations as well as a reassessment of our long term strategic plans."

          "The music retailing industry is changing very dramatically and very rapidly," explained Lieff. "We are committed to positioning the Company to most effectively take advantage of these changes," she said. Spec's plans to open a total of 13 new stores during its current fiscal year, which ends July 31. These store openings include two 23,000-square foot megastores in Coconut Grove and Miami Beach. In addition, two other stores are being renovated to incorporate the Company's new store design, graphics, and customer service features.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SPEC'S MUSIC, INC.

Date: March 17, 1995                /s/ Peter Blei
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                                    Peter Blei
                                    Vice President and Chief Financial Officer